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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We consent to the incorporation by reference in the registration statement of TransTexas Gas Corporation (the "Company") on Form S-3 (33-91494) of, and the references to, our reserve report dated February 1, 2000 ("Reserve Report"), and to the use of our name under the caption "Experts" and elsewhere therein in the form and context in which they appear. We also consent to the references to our Reserve Report and to the use of our name in the Company's Annual Report on Form 10-K for the year ended January 31, 2000 in the form and context in which they appear.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By:       /s/ DANNY D. SIMMONS
                                           -------------------------------------
                                                     Danny D. Simmons
                                                   Senior Vice President

Houston, Texas
May 1, 2000